EXHIBIT 9

                OPINION AND CONSENT OF MATTHEW A. SWENDIMAN, ESQ.

April 30, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:      Phoenix Life Variable Accumulation Account
         Phoenix Life Insurance Company
         Post-Effective Amendment No. 5 to Form N-4
         Registration Nos. 333-68872 and 811-3488

Dear Sirs:

    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement on Form N-4 filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Investor's Edge, which is the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the contracts.

Based upon this review, I am of the opinions that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.

Very truly yours,

/s/ Matthew A. Swendiman
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Matthew A. Swendiman, Counsel
Phoenix Life Insurance Company